                                                                    Exhibit 10.3


               REAL ESTATE AGREEMENT, dated as of April 1, 1998, between ACCPAC INTERNATIONAL, INC., a Delaware corporation (the "Company"), and COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("Computer Associates").
               ------------------------------------------------------


                                     INTRODUCTION

          The Company was incorporated in Delaware in October 1997 and became a subsidiary of Computer Associates effective January 1998. All of the Company's operations are currently conducted at facilities owned or leased by Computer Associates or another of its subsidiaries.

          The parties are contemplating that the Company will issue and sell shares of its common stock in an initial public offering (the "Offering"). The parties desire to enter into this Agreement to set forth their agreements regarding the continued use by the Company and Computer Associates of such facilities after the consummation of the Offering.

          The parties hereto agree as follows:

          1. DEFINITIONS. The following terms shall have the following meanings when used herein:

          (a) "Ancillary Facilities" means the premises each leased from a third party, or owned, by Computer Associates or a subsidiary thereof and located, respectively, at the addresses set forth on Annex I attached hereto.

          (b) "Richmond Facility" means the premises leased by Computer Associates Canada, Ltd., a wholly owned subsidiary of Computer Associates ("CA Canada"), from Bentall Properties Ltd. and Westminster Management Corporation and located at 13700 International Plaza, Suite 300, Richmond, British Columbia, Canada V6V 2X6.

          (c) "Santa Clara Facility" means the premises subleased to the Company by Computer Associates, which leases the premises from Augustine Partners, LLC, and located at 2525 Augustine Drive, Santa Clara,
California 95054.

          (d) "Singapore Facility" means the premises leased by Computer Associates Pte. Ltd., a wholly owned subsidiary of Computer Associates ("CA Singapore"), from a third party and located at 5 Temasek Blvd. #04-02, Suntec City Tower, Singapore 038985.

          (e) "Toronto Facility" means the premises leased by CA Canada from a third party and located at 5935 Airport Road, Mississauga, Ontario, Canada
L4V IWF.

          2.   SANTA CLARA FACILITY.    (a)  Computer Associates hereby grants
to the Company a license to continue to occupy that portion of the Santa Clara Facility occupied by the Company and the Company's employees as of the date hereof until such time as the Company is able to relocate its Santa Clara operations to a new facility.

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          (b)  In exchange for such license to occupy the Santa Clara Facility, the Company shall pay Computer Associates an aggregate of US$62,000 per month.

          (c) The Company shall use its commercially reasonable efforts to effect as promptly as practicable the relocation to a new facility of its operations conducted at the Santa Clara Facility.

          3. RICHMOND FACILITY. (a) Computer Associates hereby agrees to cause CA Canada to assign to the Company all of CA Canada's rights, and the Company agrees to assume all of CA Canada's liabilities, under CA Canada's lease for the Richmond Facility (the "Richmond Lease"). Such assignment of rights and assumption of liabilities shall be accomplished by means of a customary assignment and assumption agreement between the Company and CA Canada.

          (b) Notwithstanding such assignment and assumption, the Company hereby grants Computer Associates and CA Canada a license to continue to occupy that portion of the Richmond Facility occupied by Computer Associates and CA Canada and their respective employees as of the date hereof. Such license shall expire at the end of the current term of the Richmond Lease or any earlier termination thereof.

          (c) In exchange for such license to occupy a portion of the Richmond Facility, Computer Associates shall pay, or shall cause CA Canada to pay, the Company an amount equal to C$18.50 per square foot occupied per year plus Computer Associates' and CA Canada's proportionate share of facility operating expenses, including real estate taxes.

          4.   TORONTO FACILITY.  (a)   Computer Associates shall cause CA
Canada to grant the Company a license to continue to occupy that portion of the Toronto Facility occupied by the Company and its employees as of the date hereof. Such license shall expire at the end of the current term of CA Canada's lease for the Toronto Facility or any earlier termination thereof.

          (b) In exchange for such license to occupy a portion of the Toronto Facility, the Company shall pay CA Canada an amount equal to C$6,000 per month plus the Company's proportionate share of facility operating expenses, including real estate taxes.

          5.   SINGAPORE FACILITY.  (a)      Computer Associates shall cause
CA Singapore to grant the Company a license to continue to occupy that portion of the Singapore Facility occupied by the Company and its employees as of the date hereof. Such license shall expire at the end of the current term of CA Singapore's lease for the Singapore Facility or any earlier termination thereof.

          (b) In exchange for such license to occupy a portion of the Singapore Facility, the Company shall pay CA Singapore an amount equal to the Company's proportionate share of (x) CA Singapore's rent for the Singapore Facility and (y) facility operating expenses, including real estate taxes.

                                         -2-
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          6.   ANCILLARY FACILITIES.  Computer Associates hereby grants, and agrees to cause its subsidiaries that own or lease any Ancillary Facilities to grant, as the case may be, the Company a license to continue to occupy that portion of the Ancillary Facilities occupied by the Company and its employees as of the date hereof. In the case of each Ancillary Facility such license shall expire at the earlier of (x) September 30, 1998 and (y) the end of the current term of the underlying lease, if any, for such Ancillary Facility or any earlier termination thereof. The grant of the licenses to continue to occupy portions of the Ancillary Facilities shall be without charge or expense to the Company.


          7.  PAYMENTS

          (a) Payments due under this Agreement shall begin to accrue as of the date hereof. Within five business days after the closing of the Offering, each party shall pay the other party all amounts such party owes the other party for the period from April 1, 1998 through the closing of the Offering.

          (b) After the closing of the Offering, all subsequent payments shall be made no later than 30 days after the end of each calendar quarter for payments due for such quarter.


          (c) Payments due for any partial periods shall be adjusted on a pro rata basis.


          8.   MISCELLANEOUS.

          (a) Notwithstanding anything to the contrary set forth herein, any of the rights granted under this Agreement may be terminated by a party hereto upon six month's prior written notice to the other party.

          (b) This Agreement constitutes the entire agreement between the Company and Computer Associates with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties with respect thereto.

          (c) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (d) All notices or other communications provided for in this Agreement shall be in writing and shall be sent by confirmed telecopy (with an undertaking to provide a hard copy) or delivered by hand or sent by overnight courier service prepaid to the address specified below.

          If to the Company:

          ACCPAC International, Inc.
          2525 Augustine Drive
          Santa Clara, CA  95054
          Attention: General Counsel
          Telecopy: (408) 562-8740
                                     -3-
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          If to Computer Associates:

          Computer Associates International, Inc.
          One Computer Associates Plaza
          Islandia, NY  11788
          Attention: President
          Telecopy: (516) 342-4866


          with a copy to:

          Computer Associates International, Inc.
          One Computer Associates Plaza
          Islandia, NY 11788
          Attention: General Counsel
          Telecopy: (516) 342-4866

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

          (e) This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the Company and Computer Associates.

          (G) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.























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          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.



                                   ACCPAC INTERNATIONAL, INC.



                                   By:
                                      -------------------------
                                      Name:
                                      Title:



                                   COMPUTER ASSOCIATES INTERNATIONAL, INC.


                                   By:
                                      -------------------------
                                      Name:
                                      Title:










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                                                                         ANNEX I
                                                            ANCILLARY FACILITIES



7755 Center Avenue, Suite 760
Huntington Beach, CA 92647

2300 Windy Ridge Pkwy, Suite 1000
Atlanta, GA 30339

2400 Cabot Drive
Lisle, IL 60532-3621

One Computer Associates Plaza
Islandia, NY 11788-7000

909 Las Colinas Blvd. East
Irving, TX 75039-3906

3001 Bee Caves Road, Suite 300
Austin, TX 78746-5561

575 Herndon Parkway
Herndon, VA 20170-0000

411 108th Avennue, N.E., Suite 600
Bellevue, WA 98004-0000

Level 5
441 St. Kilda Road
Melbourne, VIC, Australia 3004

555 Dr. Frederik-Phillips Blvd., Suite 240
St. Laurent, Quebec, Canada H4M 2X4

Room 2401, Capital Mansion
No. 6 Xin Yuan Nan Road
Chao Yang District
Bejing 100004, China